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                                                                Exhibit 23.4

                        Consent of Independent Auditors

We consent to the references to our firm under the captions "Experts", "Summary Financial Data", and "Selected Consolidated Financial Data", and to the use of our report dated January 13, 2000, with respect to the consolidated financial statements of Insmed Pharmaceuticals, Inc. included in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of Insmed Incorporated for the registration of 6,000,000 shares of its common stock.

                                                /s/ Ernst & Young LLP

Richmond, Virginia
September 22, 2000